Exhibit 99.1

Contact:
Mei Li
NetSuite Inc.
650.627.1063
meili@netsuite.com

NetSuite Appoints Jim McGeever as President

McGeever Also Elected to NetSuite Board of Directors

SAN MATEO, Calif.— July 23, 2015—NetSuite Inc. (NYSE: N), the industry's leading provider of cloud-based financials / ERP and omnichannel commerce software suites, today announced that it has appointed Jim McGeever as President. The role of President was previously held by NetSuite Chief Executive Officer Zach Nelson. McGeever was also appointed to the NetSuite Board of Directors.

McGeever joined NetSuite in 2000 and was the company’s 15th employee. From 2000 until 2010, he served as NetSuite’s Chief Financial Officer and drove NetSuite’s 2007 Initial Public Offering.

In 2010, he became the company’s Chief Operating Officer (COO) responsible for global sales, services, and support operations. In his COO role, McGeever’s management and execution have helped establish NetSuite as one of the leading cloud computing software companies in the world, more than tripling revenue from $193 million in 2010 to more than $700 million in 2015 based upon the company’s current 2015 revenue outlook.

In his new role as President, McGeever will continue to report to NetSuite CEO Zach Nelson, and will lead all customer, vertical, product and human resource activities. NetSuite Founder, Chairman and Chief Technology Officer (CTO) Evan Goldberg will continue in his role leading the NetSuite product organization and now reports to McGeever.

“Jim has done an amazing job as COO, and his customer-centric focus enabled NetSuite to deliver for customers and shareholders for the last five years,” said Zach Nelson, CEO of NetSuite. “Bringing together the core customer, product, HR and vertical efforts in a unified organization under his direction will ensure that NetSuite continues to exceed our customers’ expectations and to expand our global footprint.”

“Jim and I have worked closely together from the time when we were crowded into a small office above a hair salon to our position today as the global leader in cloud ERP solutions,” said Evan Goldberg, NetSuite Founder, Chairman and CTO. “I am excited to continue building the best cloud solution to run a business in this new organizational structure that unifies our go-to-market resources with our world-class product organization.”

"This organization leverages the strengths of our executive team,” said Deborah Farrington, NetSuite’s Lead Independent Director. “With Zach focusing on our strategic direction, Jim expanding his global go-to-market and operational resources and Evan continuing to drive our technology leadership, these three executives who have worked so well together for the last decade will continue to drive our success into the future.”

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements relating to expectations, plans, and prospects including expectations relating to continued expansion of the Company’s global footprint, continuing to exceed customer expectations, and continued future business success. These forward-looking statements are based upon the current expectations and beliefs of NetSuite's management as of the date of this release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, without limitation, the risk of adverse, changing, and unpredictable macro-economic conditions; quarterly operating results may fluctuate more than expected; and failure to successfully manage our rapid growth and effectively scale the organization. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and NetSuite disclaims any obligation to update these forward-looking statements.

About NetSuite
Today, more than 24,000 companies and subsidiaries depend on NetSuite to run complex, mission-critical business processes globally in the cloud. Since its inception in 1998, NetSuite has established itself as the leading provider of enterprise-class cloud financials/ERP suites for divisions of large enterprises and mid-sized organizations seeking to upgrade their antiquated client/server ERP systems. NetSuite continues its success in delivering the best cloud ERP/financials suites to businesses around the world, enabling them to lower IT costs significantly while increasing productivity, as the global adoption of the cloud is accelerating.
Follow NetSuite's Cloud blog, NetSuite's Facebook page and @NetSuite Twitter handle for real-time updates.
 For more information about NetSuite, please visit www.netsuite.com.

NOTE: NetSuite and the NetSuite logo are service marks of NetSuite Inc.